As filed with the Securities and Exchange Commission on February 5, 2016
Registration Statement No. 333-160384

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	52-2314475
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Collins Road NE	52498
Cedar Rapids, Iowa
(Address of principal executive offices)	(Zip Code)

Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees
(Full title of the plan)

Robert J. Perna, Esq.
Senior Vice President, General Counsel and Secretary
Rockwell Collins, Inc.
400 Collins Road NE
Cedar Rapids, Iowa 52498
(Name and address of agent for service)

(319) 295-1000 (Telephone number, including area code, of agent for service)

Copy to: Marc A. Alpert, Esq. Chadbourne & Parke LLP 1301 Avenue of the Americas New York, New York 10019-6022 (212) 408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	x	Accelerated filer	Non-accelerated filer	Smaller reporting Company
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES
On December 31, 2015, the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees was merged into the Rockwell Collins Retirement Savings Plan for Salaried Employees, which is now known as the Rockwell Collins Retirement Savings Plan. Rockwell Collins, Inc. (the "Company") by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-160384) withdraws from registration under the Securities Act of 1933, as amended, any remaining unsold interests in the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-160384) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 4th day of February, 2016.

ROCKWELL COLLINS, INC.

By	/s/ Robert J. Perna
Robert J. Perna, Senior Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 4th day of February 2016 by the following persons in the capacities indicated:

Signature	Title
Robert K. Ortberg*	Chairman, President and Chief Executive Officer
Anthony J. Carbone*	Director
Chris A. Davis*	Director
Ralph E. Eberhart*	Director
John A. Edwardson*	Director
Andrew J. Policano*	Director
Cheryl L. Shavers*	Director
Jeffrey L. Turner*	Director
/s/ Patrick E. Allen	Senior Vice President and Chief Financial Officer (principal financial officer)
Patrick E. Allen

/s/ Tatum J. Buse	Vice President, Finance and Controller (principal accounting officer)
Tatum J. Buse

By	/s/ Robert J. Perna
(Robert J. Perna, Attorney-in-fact)*

*By authority pursuant to powers of attorney filed as Exhibit 24.1 hereto.

Pursuant to the requirements of the Securities Act of 1933, the Rockwell Collins Savings Plan, as successor to the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-160384) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 4th day of February, 2016.

ROCKWELL COLLINS RETIREMENT SAVINGS PLAN
AS SUCCESSOR TO THE ROCKWELL
COLLINS RETIREMENT SAVINGS PLAN
FOR BARGAINING UNIT EMPLOYEES

By	/s/ Laura A. Patterson
Laura A. Patterson, Chair of the
Employee Benefit Plan Committee